Exhibit 99

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      PRESS RELEASE
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      Date:    September 12, 002
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      Contact: Leigh J. Abrams, President & CEO
               LBP, Inc.
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      Phone:   (914) 421-2545
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      Fax:     (914) 428-4581
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               LBP, Inc. Announces Final Liquidating Distribution

WHITE PLAINS, NY - (Business Wire) - September 12, 2002 - LBP, Inc. today announced that, consistent with an order of the Delaware Chancery Court, on or about October 15, 2002 the Company will make its final liquidating distribution in the amount of $0.8475 per share. The payment, representing substantially all remaining assets, will be made to holders of record of the Company's Common Stock on October 15, 2001, the date on which the Company closed its stock transfer books and trading of the Company's Common Stock ceased.

Any cash remaining after this final distribution and payment of final expenses, which is expected to be nominal, will be donated to a non-denominational charity. Thereafter, termination documents will be filed with the SEC.